DONALDSON, LUFKIN & JENRETTE, INC.

                                $1,000,000,000

                               MEDIUM-TERM NOTES

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                            DISTRIBUTION AGREEMENT
                            ----------------------


                                                      April 15, 1999



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172


Ladies and Gentlemen:

               Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company of its Medium-Term Notes due from nine months or more from date of issue (the "Notes") at an aggregate initial offering price of up to $1,000,000,000 (or the equivalent thereof in one or more foreign currencies or currency units), which amount may be subject to reduction as a result of the sale of other debt securities or preferred stock issued by the Company after the date hereof, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below, and agrees with you (the "Agent", and together with any additional agents appointed from time to time pursuant to Section 13, the "Agents") as set forth in this Agreement. The Notes will be issued under an indenture dated as of June 8, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

               On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein, including the right of the Company to appoint additional Agents from time to time pursuant to Section 13 of this Agreement, and to the reservation by the Company of the right (A) to sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which the Company is so permitted and (B) to accept (but not solicit) offers to purchase Notes from time to time through one or more purchasers on substantially the terms set forth in Exhibit C hereto, provided that the Company shall provide the Agents with written notice of each such acceptance within two business days thereof, the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof. In connection with the Company's reservation pursuant to clause (B) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers.

               The Company has prepared and filed a registration statement on Form S-3 (No. 333-73405) in respect of the Notes with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Notes in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

               1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                  (a) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"); each part of the Registration Statement filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus did not, as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at such date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein.

                  (b) The documents incorporated by reference in the
            Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Since the respective dates as of which information is
            given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development known by the Company (after diligent inquiry) involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus; and except as set forth, incorporated by reference or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement
            (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

                  (d) The Company and each of its "significant subsidiaries"
            as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power and authority to carry on business as it is currently being conducted and to own, lease and operate its properties, all as described in the Prospectus, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (e) All of the outstanding shares of capital stock of, or
            other ownership interests in, each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) This Agreement and any applicable Terms Agreement has
            been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

                  (h) The Indenture has been duly qualified under the Trust
            Indenture Act, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as
            (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Notes will conform to the description thereof
            contained in the Prospectus as amended or supplemented, if applicable, in connection with the issuance of Notes.

                  (j) Neither the Company nor any of its Subsidiaries is in
            violation of its respective certificate of incorporation or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound.

                  (k) The execution, delivery and performance of this Agreement, the Notes, the Indenture and any applicable Terms Agreement, and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or state securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company any of its Subsidiaries or their respective properties.

                  (l) Except as otherwise set forth or incorporated by
            reference in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described, filed or incorporated by reference as required.

                  (m) Neither the Company nor any of its Subsidiaries has
            violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

                  (n) The Company and each of its Subsidiaries has such
            permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its Subsidiaries, taken as a whole.

                  (o) In the ordinary course of its business, the Company
            conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (p) Except as otherwise set forth or incorporated by
            reference in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                  (q) The Company and each of its Subsidiaries maintains
            reasonably adequate insurance.

                  (r) KPMG LLP are independent public accountants with respect to the Company as required by the Securities Act.

                  (s) The financial statements, together with related
            schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (t) The Company is not an "investment company" within the
            meaning of the Investment Company Act of 1940, as amended.

                  (u) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company.

                  (v) The Company has complied with all provisions of Section
            517.075, Florida Statutes (Chapter 92-198, Laws of Florida) or is exempt therefrom.

                  (w) The Company and each of its Subsidiaries maintains a
            system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
            (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) All material tax returns required to be filed by the
            Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

               2. Solicitations by Agents of Offers to Purchase; Purchases by Agent as Principal. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth herein and in the Prospectus as amended or supplemented from time to time.

               So long as this Agreement shall remain in effect with respect to any Agent, and subject to Section 13 of this Agreement and the reservations set forth in clauses (A) and (B) of the second paragraph of this Agreement, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of nine months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Notes or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

               The Company agrees to pay each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note in an amount equal to the following applicable percentage of the principal amount of such Note sold:

                                                        Commission
                                                      (percentage of
                                                         aggregate
                                                      principal amount
               Maturities of Notes Sold                of Notes sold)
               ------------------------                --------------

               From 9 months to less than 1 year..........  .125%
               From 1 year to less than 18 months.........  .150%
               From 18 months to less than 2 years........  .200%
               From 2 years to less than 3 years..........  .250%
               From 3 years to less than 4 years..........  .350%
               From 4 years to less than 5 years..........  .450%
               From 5 years to less than 6 years..........  .500%
               From 6 years to less than 7 years..........  .550%
               From 7 years to less than 10 years.........  .625%
               From 10 years to less than 12 years........  .650%
               From 12 years to less than 15 years........  .675%
               From 15 years to less than 20 years........  .750%
               From 20 years to and including 30 years....  .875%


               The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $1,000 (or, if Notes are denominated in currencies, currency units or composite currencies other than U.S. dollars, such other minimum denomination specified in the applicable Pricing Supplement) or any amount in excess thereof which is an integral multiple of $1,000 (or, if Notes are denominated in currencies or currency units other than U.S. dollars, integrals in excess of the minimum denomination specified in the applicable Pricing Supplement). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it reasonably considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Notes sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).


               (b) Each sale of Notes by the Company directly to any of you as principal for resale to others shall be made in accordance with the terms of this Agreement and (unless any such Agent shall otherwise agree) a Terms Agreement which will provide for the sale and purchase of such Notes. For the purposes of this Agreement, the term "Purchaser" shall refer to an Agent acting as principal hereunder and not as agent for the Company, and the terms "Agent", "Agents" and "you" shall refer to each of you acting in both such capacities or in either such capacity, as the context requires. Each Terms Agreement will take the form of either (i) a written agreement substantially in the form of Exhibit A hereto or (ii) an exchange of any standard form of written telecommunication between a Purchaser and the Company, and may also specify certain provisions relating to the reoffering of such Notes by such Purchaser. The commitment of any Purchaser to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Purchaser pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Purchaser in the reoffering of Notes, and shall also specify any modification of the requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by a Purchaser and the payment therefor shall be as set forth in the Administrative Procedures.


               (c) The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.


               (d) The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

               (e) The Company agrees to notify each Agent of sales by the Company of Other Securities.

               3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date shall be delivered to the Agents at the offices of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the "Commencement Date").

               4. Covenants of the Company. The Company covenants and agrees with each Agent:

                  (a)(i) To make no amendment or supplement to the Registration
            Statement or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause (i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus relating to the Notes or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and (iii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose. The Company agrees to use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly its best efforts to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                  (b) To endeavor to qualify the Notes for offer and sale
            under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                  (c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph
            (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.

                  (d) If at any time when a Prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company; and (ii) to cease sales of any Notes such Agent may then own as principal (and, if so notified in either case, such Agent shall immediately cease such solicitations or sales and cease using the Prospectus as soon as practicable, but in any event not later than one business day later). If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a Prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

                  (e) To furnish to the Agents during the term of this
            Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (f) To make generally available to its security holders and to such Agent as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

                  (g) So long as any Notes are outstanding, to furnish to such
            Agent copies of all reports or other communications (financial or other) furnished to holders of Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

                  (h) That, from the date of any applicable Terms Agreement
            with such Agent or other agreement by such Agent to purchase Notes as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Notes, without the prior written consent of such Agent.

                  (i) That each time that (i) the Registration Statement or
            the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the specification of or a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company shall furnish or cause to be furnished forthwith to the Agents the written opinions of Michael A. Boyd, the General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, each dated the date of such amendment or supplement, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion; or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agents may rely on the opinion of such counsel which was last furnished to such Agents to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter).

                  (j) That each time that the Registration Statement or the
            Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants, forthwith to furnish each Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, such independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each Agent, to the unaudited financial statements and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such amendment or supplement, unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of any Agent, such letter should cover such other information; provided further that, if during the period from the date hereof to and including November 15, 1999, no purchase of Notes by a Purchaser pursuant to a Terms Agreement shall have taken place, then the obligation of the Company's certified public accountants to furnish such letters pursuant to this paragraph (j) shall be suspended. Thereafter, upon the purchase of any Notes by a Purchaser pursuant to a Terms Agreement, the Company's certified public accountants shall furnish such letter as would most recently have been issued pursuant to this paragraph (j) if no suspension had occurred, and such accountants' obligations under this paragraph (i) shall resume.

                  (k) That each time the Registration Statement or the
            Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement in form satisfactory to the Agents, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

               5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Notes, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and out-of-pocket expenses incurred by the Agents.

               6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes, the obligation of any Purchaser to purchase Notes pursuant to any Terms Agreement, and the obligation of any other purchaser to purchase Notes shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Notes, at and as of such Solicitation Time and (ii) in the case of any Purchaser's or any other purchaser's obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified (it being understood that under no circumstance shall any Agent have any duty or obligation to exercise discretionary judgment on behalf of the Company or any purchaser in respect of the fulfillment of any such condition):

                  (a) Prior to such Solicitation Time or corresponding Time of
            Delivery or time of purchase, as the case may be:

                        (i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission;

                         (ii) there shall not have been any downgrading, nor
                        shall any notice have been given of any intended or potential downgrading or any review or possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act subsequent to the date hereof;

                         (iii) there shall not have been any change, or any
                        development involving a prospective adverse change, in the capital stock or in the long-term debt of the Company or any of its Subsidiaries from that set forth or incorporated by reference in the Registration Statement and Prospectus which would, in the opinion of the Agents, materially impair the investment quality of the Notes;

                         (iv) the Company and its Subsidiaries shall have no
                        liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement and the Prospectus;

                         (v) there shall not have been any adverse change or
                        development involving a prospective adverse change, in the condition, financial or otherwise, of the Company or any of its Subsidiaries or the earnings, affairs, or business prospects of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business, which would, in the opinion of the Agents, materially impair the investment quality of the Notes; and

                         (vi) there shall not have been any (A) outbreak or
                        escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the applicable Agent, is material and adverse and would, in the judgment of the applicable Agent, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (B) suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (C) enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Agents materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (D) declaration of a banking moratorium by either federal or New York State authorities or (E) taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Agents has a material adverse effect on the financial markets in the United States.

                  (b) On the Commencement Date, and in the case of a purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Michael A. Boyd, General Counsel of the Company, or such other counsel acceptable to the Agents, shall have furnished to the Agents or the Purchaser, as the case may be, his written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agents or such Purchaser, as the case may be, to the effect that:

                        (i) the Company and each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                         (ii) each of the Company and the Subsidiaries is duly
                        qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                         (iii) all the outstanding shares of capital stock of
                        the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                        (iv) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                        (v) the statements (A) incorporated by reference in the Prospectus from Item 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and
                        (B) incorporated in the Prospectus from Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q filed since such Annual Report, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                        (vi) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or are required to be filed as an exhibit to the Registration Statement that are not so described or filed or incorporated by reference as required;

                        (vii) to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of its respective certificate of incorporation or by-laws except for such violations that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, indenture, loan agreement, mortgage, lease or any other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound;

                        (viii) neither the Company nor any of the Subsidiaries has violated any Environmental Law or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

                         (ix) each of the Company and the Subsidiaries has such
                        Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                         (x) the execution, delivery and performance by the
                        Company of this Agreement, any applicable Terms Agreement, the Indenture and the Notes and compliance by the Company with all the provisions hereof and thereof will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, except for any such conflict, breach or default which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property;

                        (xi) to the best of such counsel's knowledge, all leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary;

                        (xii) each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements included therein as to which no opinion need be expressed) complied as to form when filed with the Commission in all material respects with the Securities Exchange Act of 1934, as amended.

                        (xiii) (1) the Registration Statement and the Prospectus (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data contained or incorporated by reference therein and the statements of eligibility of the Trustees on Form T-1, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (2) nothing has come to the attention of such counsel that would lead such counsel to believe that (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data contained or incorporated by reference therein and the statements of eligibility of the Trustees on Form T-1 as to which no belief need be expressed) (x) any part of the Registration Statement when such part became effective or on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus on the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the opinion and belief set forth in clauses (1) and (2) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Prospectus.

               The opinion described in Section 6 (b) above shall be rendered to you at the request of the Company and shall so state therein.

                  (c) On the Commencement Date, and in the case of a purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Davis Polk & Wardwell, counsel to the Agents, shall have furnished to the Agents or such Purchaser, as the case may be, their opinion, dated the Commencement Date or Time of Delivery, as the case may be, to the effect that:

                        (i) the forms of the Notes have been duly authorized and, when the terms of a particular Note and its issuance and sale have been duly established in conformity with the Indenture, and when such Note has been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement and any applicable Terms Agreement, such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and
                        (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                         (ii) the Indenture has been duly qualified under the
                        Trust Indenture Act of 1939, as amended and has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                        (iii) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

                        (iv) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                        (v) the statements (A) in the Basic Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution" and in the Prospectus Supplement under the captions "Description of Notes" and "Plan of Distribution" and (B) in the Registration Statement in Item 15 of Part II, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents;

                         (vi) the execution, delivery and performance by the
                        Company of this Agreement, any applicable Terms Agreement, the Notes and the Indenture and compliance by the Company with all the provisions hereof and thereof will not, to the best of our knowledge require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the Trust Indenture Act of 1939, as amended or state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc.), except where the failure to obtain such consents, approvals, authorizations or other orders would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                         (vii) the Company is not an "investment company" as
                        such term is defined in the Investment Company Act of 1940, as amended;

                         (viii) to the best of such counsel's knowledge based
                        solely upon due inquiry of responsible officers of the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities of the Company with the securities registered pursuant to the Registration Statement; and

                        (ix) (1) the Registration Statement and the Prospectus (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data contained or incorporated by reference therein and the statements of eligibility of the Trustees on Form T-1, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (2) nothing has come to the attention of such counsel that leads such counsel to believe that (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data contained or incorporated by reference therein and the statements of eligibility of the Trustees on Form T-1 as to which no belief need be expressed) (x) any part of the Registration Statement when such part became effective or on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus on the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the opinion and belief set forth in clauses (1) and (2) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Prospectus.

               In giving such opinions with respect to the matters covered by
Section 6(c) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

                  (d) On the Commencement Date, the Company's independent
            certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the Agents a letter, dated the Commencement Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

                  (e) On the Commencement Date, and in the case of a purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Agents or such Purchaser, as the case may be, shall have received a certificate or certificates signed by an executive officer of the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Section 6(a)(i), (ii),
            (iii), (iv) and (v) above and to the further effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date and (2) the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be.

                  (f) On the Commencement Date, Davis Polk & Wardwell, special tax counsel to the Company, shall have furnished an opinion dated the Commencement Date confirming that the information set forth in the Prospectus under the caption "United States Tax Considerations" is accurate in all material respects.

                  (g) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the Agents or the Purchaser, as the case may be, such further certificates, information and documents as such Agents or such Purchaser, as the case may be, may reasonably request.

               7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agents furnished in writing to the Company by or on behalf of any Agent expressly for use therein.

               (b) In case any action shall be brought against any Agent or any person controlling such Agent, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Agent shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to such indemnified person or (iii) the named parties to any such action (including any impleaded parties) include both such Agent or such controlling person and the Company and such Agent or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, subject to approval by a majority of such Agents, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Agent and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent but only with reference to information relating to such Agent furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Agent), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Agent, by Section 7(b) hereof.

               (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Agents shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Agents from the offering of the Notes, bear to the total price to the public of the Notes. The relative fault of the Company and the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or sold through such Agent and distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Notes purchased by or through each of the Agents hereunder and not joint.

               8. Termination. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(f), 4(g), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(g) through 4(k), 5, 6, 7, 9, 10, 12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

               (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

               9. Position of the Agents. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

               10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

               11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid), telex or telecopier. Communications to the Agents will be sent, in the case of Donaldson, Lufkin & Jenrette Securities Corporation, to 277 Park Avenue, New York, New York 10172, Telecopier: (212) 892-8244; Attention: Roger Thomson and, if sent to the Company, to 277 Park Avenue, New York, New York 10172; Telecopier: (212) 892-4670; Attention: Charles Hendrickson, Senior Vice President and Treasurer.

               12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

               13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on 2 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

               14. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law, regulation or executive order to close.

               15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

               16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

               17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               If the foregoing is in accordance with your understanding, please sign and return to us 16 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.





                        Very truly yours,

                        DONALDSON, LUFKIN & JENRETTE, INC.

                        By: /s/ Charles J. Hendrickson
                           -------------------------------
                           Name: Charles J. Hendrickson
                           Title: Senior Vice President
                                   & Treasurer



Accepted in New York, New York,
as of the date first above written:

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By: /s/ Roger Thomson
   ------------------------
   Name: Roger Thomson
   Title: Managing Director








                                                      EXHIBIT A
                                                      ---------

                              [Principal Amount]

                      DONALDSON, LUFKIN & JENRETTE, INC.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                        ____________ ___, 199_


DONALDSON, LUFKIN & JENRETTE, INC.
277 Park Avenue
New York, New York 10172

Attention:

            Re:  Distribution Agreement dated as of
                 April 15, 1999 (the "Distribution Agreement")

     The undersigned agrees to purchase Medium-Term Notes having the following terms:

                       FLOATING RATE             FIXED RATE         AMORTIZING     DUAL CURRENCY
ALL NOTES:             NOTES:                    NOTES:             NOTES:         NOTES:                       INDEXED NOTES:
----------             -------------             ----------         ----------     -------------                --------------
Principal Amount:      Interest Rate Basis or    Interest Rate: %   Amortization   Face Amount Currency:         Index Currency:
                       Bases:                                       Schedule

Purchase               If LIBOR:                                                   Face Amount:                 Currency Base Rate:
Price: %               [ ] LIBOR Reuters
                       [ ] LIBOR Telerate

Settlement Date        Index Maturity:                                             Optional Payment Currency:   Determination Agent:
and Time:

Place of Delivery:     Spread (plus                                                Designated Exchange Rate:
                       or minus):       %

Original Issue         Spread                                                      Option Election Date(s):
Date:                  Multiplier:      %

Specified Currency:    Initial Interest                                            Option Value Calculation
[ ] U.S. dollars       Rate:            %                                          Agent:
[ ] Other:

Authorized             Initial Interest
Denomination:          Reset Date:

[ ] $1,000 and         Interest Reset
    integral           Date(s)
    multiples thereof
[ ] Other:

Maturity Date:         Maximum Interest
                       Rate: %

Interest               Minimum Interest
Payments Date(s):      Rate: %

Optional Repayment     INTEREST
Date(s):               CATEGORY:

Initial Redemption     [ ] Regular Floating
Date:                          Rate Note

                       [ ] Floating Rate/Fixed
Initial Redemption             Rate Note
Percentage: %                  Fixed Rate
                               Commencement
Annual Redemption               Date:
Percentage                     Fixed Rate
Reduction: %                   Interest: %
                       [ ] Inverse Floating
[ ] Original Issue             Rate Note
        Discount Note          Fixed Interest
        Issue Price: %         Rate:
                       [ ] Original Issue
Exchange Rate                  Discount Note
  Agent:                       Issue Price:

Other Provisions:



               [The certificate referred to in Section 6(e) of the Distribution Agreement and the opinions referred to in Sections 6(b) and 6(c) of the Distribution Agreement will be required.]

               The provisions of Sections 1, 2(b) and 2(d) and 4 through 7, 10, 11, 12 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

               This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purposes of this Agreement.

                                    [NAME OF AGENT(S)]


                                    By
                                      ---------------------------------
                                      Name:
                                      Title:


Accepted:

DONALDSON, LUFKIN & JENRETTE, INC.


By
  --------------------------------
    Name:
    Title:




                                                                     EXHIBIT B





                      DONALDSON, LUFKIN & JENRETTE, INC.


                               MEDIUM-TERM NOTES


                           ADMINISTRATIVE PROCEDURES



                    ______________________________________



               The Medium-Term Notes (the "Notes"), are to be offered on a continuous basis by Donaldson, Lufkin & Jenrette, Inc. (the "Company"). Donaldson, Lufkin & Jenrette Securities Corporation (the "Agent", and together with any additional agents appointed from time to time pursuant to Section 13 of the Agreement (as defined herein), the "Agents") has agreed to solicit offers to purchase the Notes in registered form. The Notes are being sold pursuant to a Distribution Agreement dated as of April 15, 1999 (the "Agreement") between the Company and the Agents. In the Agreement, each Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if it does so, the Company and such Agent will enter into a terms agreement (each, a "Terms Agreement"), as contemplated by the Agreement.

               The Notes will be issued under an Indenture dated as of June 8, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Chase Manhattan Bank (the "Bank") will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes, and will perform the duties specified herein. Each Note will bear interest at either a fixed rate (the "Fixed Rate Notes"), or a floating rate (the "Floating Rate Notes"). The Notes will be issued in U.S. dollars or other currencies, currency units or composite currencies (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to the Bank, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate issued in definitive form delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Certificated Notes will not be exchangeable for Book-Entry Notes, and Book-Entry Notes will not be exchangeable for and will not otherwise be issuable as Certificated Notes except in limited circumstances.

               Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.




            PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Bank to DTC, dated as of the date of the Agreement (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between the Bank and DTC, dated as of [December 2, 1988] [March 10, 1989], and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


 Issuance:                    On any date of settlement (as defined under "Settlement"
                              below) for one or more Book-Entry Notes, the Company will
                              issue a single global security in fully registered form
                              without coupons (a "Global Security") representing up to
                              U.S. $200,000,000 principal amount (or, if the Specified
                              Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) of all such Notes that have the same Purchase Price, Settlement Date, Maturity Date,
                              redemption or repayment provisions, Interest Payment
                              Date(s), Original Issue Date, original issue discount
                              provisions (if any), and, in the case of Fixed Rate Notes,
                              Interest Rate, modified payment upon redemption, repayment or acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest Rate,
                              Interest Payment Period, Calculation Agent, Interest Rate
                              Basis, Index Maturity, Interest Reset Period, Interest Reset
                              Dates, Spread or Spread Multiplier (if any), Alternate Rate
                              Event Spread (if any), Minimum Interest Rate (if any) and
                              Maximum Interest Rate (if any), Index currency (if any) and, in each case, any other relevant terms (collectively
                              "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Bank. Each Global
                              Security will bear an "Interest Accrual Date," which will be
                              (i) with respect to any Global Security (or any portion
                              thereof) issued on any date of settlement, its original
                              issuance date and (ii) with respect to any Global Security
                              (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or
                              stolen Global Security, the most recent Interest Payment
                              Date to which interest had been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance
                              date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global
                              Security. No Global Security will represent (i) both Fixed
                              Rate and Floating Rate Book-Entry Notes or (ii) any
                              Certificated Note.

                              The Company has arranged with the CUSIP Numbers
                              Service Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service Bureau") for the reservation of a series
                              of approximately 900 CUSIP numbers (including tranche
                              numbers) for assignment to the Global Securities
                              representing the Book-Entry Notes. The Company has
                              obtained from the CUSIP Service Bureau a written list of
                              each series of reserved CUSIP numbers and has delivered
                              to the Bank and DTC the written list of 900 CUSIP
                              numbers of such series. The Bank will assign CUSIP
                              numbers to Global Securities as described below under
                              Settlement Procedure "B". DTC will notify the CUSIP
                              Service Bureau periodically of the CUSIP numbers that
                              the Bank has assigned to Global Securities. At any time
                              when fewer than 100 of the reserved CUSIP numbers of
                              either series remain unassigned to Global Securities, the
                              Bank shall so advise the Company and, if it deems
                              necessary, the Company will reserve additional CUSIP
                              numbers for assignment to Global Securities representing
                              Book-Entry Notes. Upon obtaining such additional CUSIP
                              numbers, the Company shall deliver a list of such
                              additional CUSIP numbers to the Bank and DTC.

Registration:                 Each Global Security will be registered in the name of
                              Cede & Co., as nominee for DTC, on the Security
                              register maintained under the Indenture. The beneficial
                              owner of a Book-Entry Note (or one or more indirect
                              participants in DTC designated by such owner) will
                              designate one or more participants in DTC with respect to
                              such Book-Entry Note (the "Participants") to act as agent
                              or agents for such owner in connection with the
                              book-entry system maintained by DTC, and DTC will
                              record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with
                              respect to such beneficial owner in such Note in the
                              account of such Participants. The ownership interest of
                              such beneficial owner in such Note will be recorded
                              through the records of such Participants or through the
                              separate records of such Participants and one or more
                              indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be accompanied by
                              book entries made by DTC and, in turn, by Participants
                              (and in certain cases, one or more indirect participants in
                              DTC) acting on behalf of beneficial transferors and
                              transferees of such Book-Entry Note.

Exchanges:                    The Bank may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i)
                              the CUSIP numbers of two or more Outstanding Global
                              Securities that represent Book-Entry Notes having the same
                              Terms and for which interest has been paid to the same date,
                              (ii) a date, occurring at least thirty days after such
                              written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon
                              receipt of such a notice, DTC will send to its Participants
                              (including the Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Bank will deliver to the
                              CUSIP Service Bureau a written notice setting forth such
                              exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                              Securities to be exchanged will no longer be valid. On the specified exchange date, the Bank will exchange such Global
                              Securities for a single Global Security bearing the new
                              CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in
                              accordance with CUSIP Service Bureau procedures, be
                              cancelled and not immediately reassigned. Notwithstanding
                              the foregoing, if the Global Securities to be exchanged
                              exceed U.S.$200,000,000 (or, if the Specified Currency is
                              other than U.S. dollars, the equivalent thereof in such
                              Specified Currency) in aggregate principal amount, one
                              Global Security will be authenticated and issued to
                              represent each U.S. $200,000,000 principal amount (or, if
                              the Specified Currency is other than U.S. dollars, the
                              equivalent thereof in such Specified Currency) of the
                              exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                              "Denominations" below).

Maturities:                   Each Book-Entry Note will mature on a date nine months
                              or more from its date of issue.

Currency:                     Book-Entry Notes will be denominated in U.S. dollars
                              unless otherwise specified in the applicable Pricing
                              Supplement.

Notice of Redemption          The Bank will give notice to DTC prior to each
and Repayment Dates:          redemption date or repayment date (as specified in the
                              Note), if any, at the time and in the manner set forth in
                              the Letter of Representation.

Denominations:                Unless otherwise specified in the applicable Pricing
                              Supplement, Book-Entry Notes will be issued in
                              denominations of $1,000 (or, if the Specified Currency is
                              other than U.S. dollars, the minimum denomination
                              thereof specified in the applicable Pricing Supplement) or any amount in excess thereof which is an integral
                              multiple of $1,000 (or, if the Specified Currency is other than U.S. dollars, integral multiples of such minimum
                              denomination thereof specified in the applicable Pricing
                              Supplement). Global Securities will be denominated in
                              principal amounts not in excess of U.S. $200,000,000 (or,
                              if the Specified Currency is other than U.S. dollars, the
                              equivalent thereof in such Specified Currency). If one or
                              more Book-Entry Notes having an aggregate principal
                              amount in excess of U.S. $200,000,000 (or, if the
                              Specified Currency is other than U.S. dollars, the
                              equivalent thereof in such Specified Currency) would, but
                              for the preceding sentence, be represented by a single
                              Global Security, then one Global Security will be issued
                              to represent each U.S. $200,000,000 principal amount (or,
                              if the Specified Currency is other than U.S. dollars, the
                              equivalent thereof in such Specified Currency) of such
                              Book-Entry Note or Notes and an additional Global
                              Security will be issued to represent any remaining
                              principal amount of such Book-Entry Note or Notes. In
                              such a case, each of the Global Securities representing
                              such Book-Entry Note or Notes shall be assigned the
                              same CUSIP number.

Interest:                     General. Unless otherwise specified in the applicable
                              Pricing Supplement, interest on each Book-Entry Note
                              will accrue from the Interest Accrual Date of the Global
                              Security representing such Book-Entry Note. Each
                              payment of interest on a Book-Entry Note will include
                              interest accrued from and including the immediately
                              preceding Interest Payment Date in respect of which
                              interest has been paid or duly made available for payment
                              (or from and including the date of issue, if no interest has been paid with respect to such Book-Entry Note) to but
                              excluding the related Interest Payment Date or the
                              Maturity Date, as the case may be. Interest payable at the maturity or upon redemption or repayment of a
                              Book-Entry Note will be payable to the person to whom
                              the principal of such Note is payable. Standard & Poor's
                              Corporation will use the information received in the
                              pending deposit message described under Settlement
                              Procedure "C" below in order to include the amount of
                              any interest payable and certain other information
                              regarding the related Global Security in the appropriate
                              weekly bond report published by Standard & Poor's
                              Corporation.

                              Record Dates. Unless otherwise specified in the
                              applicable Pricing Supplement, the Record Date with
                              respect to any Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day)
                              immediately preceding such Interest Payment Date.

                              Fixed Rate Book-Entry Notes. Interest Payment Dates for
                              Fixed Rate Book-Entry Notes will be as specified in the
                              applicable Pricing Supplement; provided that, in addition
                              to other amounts due and payable on any Maturity Date,
                              interest accrued from and including the immediately
                              preceding Interest Payment Date shall be paid on such
                              Maturity Date.  In the event that any Interest Payment
                              Date or Maturity Date for a Fixed Rate Book-Entry Note
                              is not a Business Day, the payment due on such day shall
                              be made on the next succeeding Business Day and no
                              interest shall accrue on such payment for the period from
                              and after such Interest Payment Date or Maturity Date to
                              such next succeeding Business Day.  The first payment of
                              interest on any Fixed Rate Book-Entry Note issued
                              between a Record Date and an Interest Payment Date will
                              be made on the Interest Payment Date following the next
                              succeeding Record Date.

                              Floating Rate Book-Entry Notes. Except as provided in
                              the applicable Pricing Supplement, interest will be
                              payable in the case of Floating Rate Book-Entry Notes
                              which reset (i) daily, weekly or monthly, on a Business
                              Day that occurs in each month or that occurs in each
                              third month, as specified in the applicable Pricing
                              Supplement; (ii) quarterly, on a Business Day that occurs
                              in each third month, as specified in the applicable Pricing
                              Supplement; (iii) semiannually, on a Business Day that
                              occurs in each of two months of each year, as specified
                              in the applicable Pricing Supplement; and (iv) annually,
                              on a Business Day that occurs in one month of each year,
                              as specified in the applicable Pricing Supplement (each,
                              an "Interest Payment Date"), and, in each case, on the
                              Maturity Date.  If an Interest Payment Date for Floating
                              Rate Book-Entry Notes would otherwise be a day that is
                              not a Business Day, such Interest Payment Date will be
                              the next succeeding Business Day and no interest shall
                              accrue for the period from and after such Interest
                              Payment Date, except that if such Note is a LIBOR Note
                              and such Business Day falls in the next succeeding
                              calendar month, such Interest Payment Date will be the
                              immediately preceding Business Day.  In the case of a
                              Floating Rate Book-Entry Note issued between a Record
                              Date and an Interest Payment Date, the first interest
                              payment will be made on the Interest Payment Date
                              following the next succeeding Record Date.

                              Notice of Interest Payment and Record Dates. On the first
                              Business Day of January, April, July and October of each
                              year, the Bank will deliver to the Company and DTC a
                              written list of Record Dates and Interest Payment Dates
                              that will occur with respect to Book-Entry Notes during
                              the three-month period beginning on such first Business
                              Day.

Calculation of Interest:      Fixed Rate Book-Entry Notes. Unless otherwise specified
                              in the applicable Pricing Supplement, interest on Fixed
                              Rate Book-Entry Notes (including interest for partial
                              periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                              Floating Rate Book-Entry Notes. Unless otherwise
                              specified in the applicable Pricing Supplement, interest
                              rates on Floating Rate Book-Entry Notes will be
                              determined as set forth in the form of such Notes. Interest on Floating Rate Book-Entry Notes will be calculated on
                              the basis of actual days elapsed and a year of 360 days
                              except that in the case of Treasury Rate Notes, interest
                              will be calculated on the basis of the actual number of
                              days in the year.

Payments of Principal         Payments of Interest. Promptly after each Record Date,
and Interest:                 the Bank will deliver to the Company and DTC a written
                              notice specifying by CUSIP number the amount of
                              interest to be paid on each Global Security other than an
                              Amortizing Note on the following Interest Payment Date
                              (other than an Interest Payment Date coinciding with
                              maturity or any earlier redemption or repayment date) and
                              the total of such amounts. DTC will confirm the amount
                              payable on each such Global Security on such Interest
                              Payment Date by reference to the daily bond reports
                              published by Standard & Poor's Corporation. In the case
                              of Amortizing Notes, the Bank will provide separate
                              written notice to DTC prior to each Interest Payment
                              Date at the time and in the manner set forth in the Letter of Representation. The Company will pay to the Bank, as
                              paying agent, the total amount of interest due on such
                              Interest Payment Date (and, in the case of an Amortizing
                              Note, principal and interest) (other than at maturity), and the Bank will pay such amount to DTC at the times and
                              in the manner set forth below under "Manner of
                              Payment."

                              Payments at Maturity or Upon Redemption or Repayment. On or
                              about the first Business Day of each month, the Bank will
                              deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a
                              redemption or repayment date in the following month. The
                              Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global
                              Security on or about the fifth Business Day preceding the
                              Maturity Date or redemption or repayment date of such Global
                              Security. In the case of Amortizing Notes, the Bank will
                              provide separate written notice to DTC prior to the Maturity
                              Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representation. The Company will pay to the Bank, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or
                              redemption or repayment date. The Bank will pay such amounts to DTC at the times and in the manner set forth below under
                              "Manner of Payment." If any Maturity Date or redemption or repayment date of a Global Security representing Book-Entry
                              Notes is not a Business Day, the payment due on such day
                              shall be made on the next succeeding Business Day with
                              respect to such Book-Entry Note. No interest shall accrue
                              for the period from and after the Maturity Date or
                              redemption or repayment date to such next succeeding
                              Business Day. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption or
                              repayment date of such Global Security, the Bank will cancel such Global Security in accordance with the terms of the
                              Indenture and deliver it to the Company with a certificate of cancellation.

                              Manner of Payment. Payments on Global Securities denominated in U.S. dollars will be made in the manner described below.
                              Payments on Global Securities denominated in a Specified
                              Currency, other than U.S. dollars will be made in accordance with DTC's "Issuing/Paying Agent General Operating
                              Procedures and Participant Terminal System Procedures for
                              Medium-Term Notes (MTNs) Including Deposit Notes and
                              Medium-Term Bank Notes," subject, further, to the provisions of the Notes. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at
                              maturity or upon redemption or repayment shall be paid by
                              the Company to the Bank in funds available for immediate use by the Bank not later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global
                              Securities by instructing the Bank to withdraw funds from an account maintained by the Company at the Bank. The Company will confirm such instructions in writing to the Bank.
                              Payment shall be made prior to 10:00 A.M. (New York City
                              time) or as soon thereafter as practicable, on each Maturity
                              Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, the
                              Bank will pay by separate wire transfer (using Fedwire
                              message entry instructions in a form previously specified by
                              DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for
                              immediate use by DTC, each payment of principal (together
                              with interest thereon) due on Global Securities on any
                              Maturity Date or redemption or repayment date. On each
                              Interest Payment Date or, if any such date is not a Business
                              Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal
                              payments shall be made to DTC in same day funds in
                              accordance with existing arrangements between the Bank and
                              DTC. Thereafter on each such date, DTC will pay, in
                              accordance with its SDFS operating procedures then in
                              effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry
                              Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Bank shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              Withholding Taxes. The amount of any taxes required
                              under applicable law to be withheld from any interest
                              payment on a Book-Entry Note will be determined and
                              withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly
                              to the beneficial owner of such Note.

Preparation                   If any order to purchase any Book-Entry Notes is
of Pricing Supplement:        accepted by or on behalf of the Company, the Company
                              will prepare a pricing supplement (a "Pricing
                              Supplement") reflecting the terms of such Note and will
                              arrange to file such Pricing Supplement with the
                              Commission in accordance with the applicable paragraph
                              of Rule 424 under the Securities Act and will deliver the
                              number of copies of such Pricing Supplement to the
                              relevant Agent as such Agent shall request by the close
                              of business on the following Business Day. The relevant
                              Agent will cause such Pricing Supplement to be delivered
                              to the purchaser of the Note. In each instance that a
                              Pricing Supplement is prepared, the Agents receiving
                              such Pricing Supplement will affix the Pricing
                              Supplement to Prospectuses prior to their use. Outdated
                              Pricing Supplements, and the Prospectuses to which they
                              are attached (other than those retained for files), will be destroyed.

Settlement:                   The receipt by the Company of immediately available
                              funds in payment for a Book-Entry Note and the
                              authentication and issuance of the Global Security
                              representing such Note shall constitute "settlement" with
                              respect to such Note. All orders accepted by the
                              Company will be settled on the third Business Day
                              pursuant to the timetable for settlement set forth below
                              unless the Company and the purchaser agree to settlement
                              on another day, which shall be no earlier than the next
                              Business Day.

Settlement Procedures:        Settlement Procedures with regard to each Book-Entry
                              Note sold by the Company to or through an Agent shall
                              be as follows:

                              A. The relevant Agent will advise the Company by facsimile transmission or telephone that such
                                  Note is a Book-Entry Note and of the
                                  following settlement information:

                                  1.  Principal amount.

                                  2.  Maturity Date.

                                  3.  In the case of a Fixed Rate Book-Entry
                                      Note, the Interest Rate, whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial
                                      Interest Rate (if known at such time),
                                      Interest Payment Dates, Interest Payment
                                      Period, Calculation Agent, Interest Rate
                                      Basis, Index Maturity, Interest Reset
                                      Period, Initial Interest Reset Date,
                                      Interest Reset Dates, Spread or Spread
                                      Multiplier (if any), Minimum Interest Rate
                                      (if any) and Maximum Interest Rate (if
                                      any).

                                  4.  Redemption or repayment provisions, if any.

                                  5.  Settlement date and time.

                                  6.  Price.

                                  7.  The Specified Currency

                                  8. Agent's commission, if any, determined as provided in the Agreement.

                                  9. Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Interest Rate Basis and the
                                      Determination Agent.

                                 10.  Whether the Note is a Dual Currency Note, and
                                      if it is a Dual Currency Note, the Face
                                      Amount Currency, the Optional Payment
                                      Currency, the Designated Exchange Rate, the
                                      Option Election Dates and the Option Value
                                      Calculation Agent.

                                 11. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial
                                      Maturity Date, the Final Maturity Date,
                                      the Election Dates and the Maturity
                                      Extension Dates.

                                 12.  Whether the Company has the option to
                                      extend the Original Maturity Date of the Note, and if so, the Final Maturity Date of such Note.

                                 13.  Whether the Note is an OID Note, and if
                                      it is an OID Note, the total amount of
                                      OID, the yield to maturity, the initial
                                      accrual period OID and the applicability of Modified Payment upon Acceleration
                                      (and, if so, the Issue Price).

                                 14.  Any other applicable Terms.

                              B. The Company will advise the Bank by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure
                                  "A" above. The Bank will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

                              C. The Bank will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                                  1.  The information set forth in Settlement
                                      Procedure "A".

                                  2.  The Initial Interest Payment Date for
                                      such Note, the number of days by which
                                      such date succeeds the related DTC Record
                                      Date (which in the case of Floating Rate
                                      Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable
                                      Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                                  3.  The CUSIP number of the Global Security
                                      representing such Note.

                                  4.  Whether such Global Security will
                                      represent any other Book-Entry Note (to
                                      the extent known at such time).

                                  5.  Whether such Note is an Amortizing Note
                                      (by an appropriate notation in the
                                      comments field of DTC's Participant
                                      Terminal System).

                                  6. The number of Participant accounts to be maintained by DTC on behalf of the Agents and the Bank.

                               D. The Bank will complete and authenticate the Global Security representing such Note.

                               E.  DTC will credit such Note to the Bank's
                                   participant account at DTC.

                               F. The Bank will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Bank's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Bank's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Bank to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Bank is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the Bank and DTC.

                               G. Unless the relevant Agent purchased such Note as principal, such Agent will enter an SDFS deliver order through DTC's Participant
                                   Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement
                                   Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                               I.  With respect to Notes denominated in U.S.
                                   dollars, the Bank will credit to the U.S.
                                   dollar account of the Company maintained at a bank located in New York City (or with respect to Notes payable in a Specified
                                   Currency other than U.S. dollars, to a bank notified to such Agent from time to time in writing, which bank shall be located outside the United Kingdom in the case of Notes payable in a Specified Currency other than pounds sterling and which mature not later than five years from and including the date of issue thereof), notified to the Bank from time to time in writing, in funds available for immediate use in the amount transferred to the Bank, in accordance with Settlement
                                   Procedure "F".

                               J. Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                               K. Quarterly, the Bank will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Bank but which have not yet been settled.

Settlement Procedures          For sales by the Company of Book-Entry Notes to or
Timetable:                     through an Agent for settlement on the first
                               Business Day after the sale date, Settlement
                               Procedures "A" through "J" set forth above shall
                               be completed as soon as possible but not later
                               than the respective times (New York City time) set
                               forth below:

                               Settlement
                               Procedure Time
                               --------------

                               A     11:00 A.M. on the sale date
                               B     12:00 Noon on the sale date
                               C      2:00 P.M. on the sale date
                               D      9:00 A.M. on settlement date
                               E     10:00 A.M. on settlement date
                               F-G   2:00 P.M. on settlement date
                               H     4:45 P.M. on settlement date
                               I-J   5:00 P.M. on settlement date

                               If a sale is to be settled more than one Business
                               Day after the sale date, Settlement Procedures
                               "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business
                               Day after the sale date. If the Initial Interest
                               Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement
                               Procedure "A" is completed, Settlement Procedure
                               "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second
                               Business Day before the settlement date.
                               Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or cancelled, the Bank, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's
                               Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M.
                               on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:             If the Bank fails to enter an SDFS deliver order
                               with respect to a Book-Entry Note pursuant to
                               Settlement Procedure "F", the Bank may deliver
                               to DTC, through DTC's Participant Terminal
                               System, as soon as practicable a withdrawal
                               message instructing DTC to debit such Note to
                               the Bank's participant account, provided that
                               the Bank's participant account contains a
                               principal amount of the Global Security
                               representing such Note that is at least equal to
                               the principal amount to be debited. If a
                               withdrawal message is processed with respect to
                               all the Book-Entry Notes represented by a Global
                               Security, the Bank will mark such Global
                               Security "cancelled," make appropriate entries
                               in the Bank's records and send such cancelled
                               Global Security to the Company. The CUSIP number
                               assigned to such Global Security shall, in
                               accordance with CUSIP Service Bureau procedures,
                               be cancelled and not immediately reassigned. If
                               a withdrawal message is processed with respect
                               to one or more, but not all, of the Book-Entry
                               Notes represented by a Global Security, the Bank
                               will exchange such Global Security for two
                               Global Securities, one of which shall represent
                               such Book-Entry Note or Notes and shall be
                               cancelled immediately after issuance and the
                               other of which shall represent the remaining
                               Book-Entry Notes previously represented by the
                               surrendered Global Security and shall bear the
                               CUSIP number of the surrendered Global Security.

                               If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof
                               (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant
                               Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures
                               "F" and "G", respectively. Thereafter, the Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                               Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                               In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry
                               Notes to have been represented by a Global
                               Security, the Bank will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Bank Not to Risk Funds:        Nothing herein shall be deemed to require the
                               Bank to risk or expend its own funds in
                               connection with any payments to the Company, the
                               Agents, DTC or any holders of Notes, it being
                               understood by all parties that payments made by
                               the Bank to the Company, the Agents, DTC or any
                               holders of Notes shall be made only to the
                               extent that funds are provided to the Bank for
                               such purpose.



           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Bank will serve as registrar in connection with the Certificated Notes.


Issuance:                         Each Certificated Note will be dated and issued as of
                                  the date of its authentication by the Bank. Each
                                  Certificated Note will bear an Original Issue Date,
                                  which will be (i) with respect to any Certificated Note
                                  (or any portion thereof) issued on any date of
                                  settlement, such date of settlement and (ii) with respect
                                  to any Certificated Note (or portion thereof) issued
                                  subsequently upon transfer or exchange of a Certificated
                                  Note or in lieu of a destroyed, lost or stolen Certificated
                                  Note, the original issuance date of the predecessor
                                  Certificated Note, regardless of the date of
                                  authentication of such subsequently issued Certificated
                                  Note.

Registration:                     Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:          A Certificated Note may be presented for transfer or
                                  exchange at the corporate trust office of the Bank.
                                  Certificated Notes will be exchangeable for other
                                  Certificated Notes having identical terms but different
                                  denominations without service charge. Certificated
                                  Notes will not be exchangeable for Book-Entry Notes.

Maturities:                       Each Certificated Note will mature on a date nine
                                  months or more from its date of issue.

 Currency:                        Certificated Notes will be denominated in U.S. dollars
                                  unless otherwise specified in the applicable Pricing
                                  Supplement.

Denominations:                    Unless otherwise specified in the applicable Pricing
                                  Supplement, Certificated Notes will be issued in
                                  principal amounts of $1,000 (or, if the Specified
                                  Currency is other than U.S. dollars, the minimum
                                  denomination thereof specified in the applicable Pricing
                                  Supplement), or any amount in excess thereof which is
                                  an integral multiple of $1,000 (or, if the Specified
                                  Currency is other than U.S. dollars, integral multiples of such minimum denomination thereof specified in the
                                  applicable Pricing Supplement).

Interest:                         General.  Interest on each Certificated Note will accrue
                                  from the Original Issue Date of such Note for the first
                                  interest period and from the most recent date to which
                                  interest has been paid for all subsequent interest periods.
                                  Unless otherwise specified in the applicable Pricing
                                  Supplement, each payment of interest on a Certificated
                                  Note will include interest accrued from and including
                                  the immediately preceding Interest Payment Date to but
                                  excluding the related Interest Payment Date or the
                                  Maturity Date, as the case may be.

                                  Record Dates. Unless otherwise specified in the
                                  applicable Pricing Supplement, the Record Date with
                                  respect to any Interest Payment Date shall be the
                                  fifteenth calendar day (whether or not a Business Day)
                                  immediately preceding such Interest Payment Date.
                                  Fixed Rate Certificated Notes.  Interest Payment Dates
                                  for Fixed Rate Certificated Notes will be made on the
                                  dates specified in the applicable Pricing Supplement;
                                  provided that, in addition to other amounts due and
                                  payable on any Maturity Date, interest accrued from and
                                  including the immediately preceding Interest Payment
                                  Date shall be paid on such Maturity Date.  In the event
                                  that  any Interest Payment Date or Maturity Date for a
                                  Fixed Rate Certificated Note is not a Business Day, the
                                  payment due on such day shall be made on the next
                                  succeeding Business Day, and no interest shall accrue
                                  on such payment for the period from and after such
                                  Interest Payment Date or Maturity Date to such next
                                  succeeding Business Day.  The first payment of interest
                                  on any Fixed Rate Certificated Note issued between a
                                  Record Date and an Interest Payment Date will be made
                                  on the Interest Payment Date following the next
                                  succeeding Record Date.

                                  Floating Rate Certificated Notes. Except as provided in
                                  the applicable Pricing Supplement, interest will be
                                  payable in the case of Floating Rate Certificated Notes
                                  which reset (i) daily, weekly or monthly, on a Business
                                  Day that occurs in each month or that occurs in each
                                  third month, as specified in the applicable Pricing
                                  Supplement; (ii) quarterly, on a Business Day that
                                  occurs in each third month, as specified in the
                                  applicable Pricing Supplement; (iii) semiannually, on a
                                  Business Day that occurs in each of two months of each
                                  year, as specified in the applicable Pricing Supplement;
                                  and (iv) annually, on a Business Day that occurs in one
                                  month of each year, as specified in the applicable
                                  Pricing Supplement (each, an "Interest Payment Date"),
                                  and, in each case, on the Maturity Date.  If an Interest
                                  Payment Date for Floating Rate Certificated Notes
                                  would otherwise be a day that is not a Business Day,
                                  such Interest Payment Date will be the next succeeding
                                  Business Day and no interest shall accrue for the period
                                  from and after such Interest Payment Date, except that
                                  if such Note is a LIBOR Note and such Business Day
                                  falls in the next succeeding calendar month, such
                                  Interest Payment Date will be the immediately preceding
                                  Business Day.  In the case of a Floating Rate
                                  Certificated Note issued between a Record Date and an
                                  Interest Payment Date, the first interest payment will be
                                  made on the Interest Payment Date following the next
                                  succeeding Record Date.

Calculation of Interest:          Fixed Rate Certificated Notes. Unless otherwise
                                  specified in the applicable Pricing Supplement, interest
                                  on Fixed Rate Certificated Notes (including interest for
                                  partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                                  Floating Rate Certificated Notes. Unless otherwise
                                  specified in the applicable Pricing Supplement, interest
                                  rates on Floating Rate Certificated Notes will be
                                  determined as set forth in the form of such Notes.
                                  Interest on Floating Rate Certificated Notes will be
                                  calculated on the basis of actual days elapsed and a year
                                  of 360 days except that in the case of Treasury Rate
                                  Notes, interest will be calculated on the basis of the
                                  actual number of days in the year.

Payments of Principal             Payments on Certificated Notes denominated in U.S.
and Interest:                     dollars will be made in the manner described below.
                                  Payments on Certificated Notes denominated in a
                                  Specified Currency other than U.S. dollars will be made
                                  in the manner described below, except as otherwise
                                  provided in the Notes. The Bank will pay the principal
                                  amount of each Certificated Note at maturity or upon
                                  redemption or repayment upon presentation and
                                  surrender of such Note to the Bank. Such payment,
                                  together with payment of interest due at maturity or
                                  upon redemption or repayment of such Note, will be
                                  made in funds available for immediate use by the Bank
                                  and in turn by the holder of such Note. Certificated
                                  Notes presented for payment to the Bank at maturity or
                                  upon redemption or repayment will be cancelled by the
                                  Bank and delivered to the Company with a certificate of
                                  cancellation. All interest payments on a Certificated
                                  Note (other than interest due at maturity or upon
                                  redemption or repayment) will be made by check drawn
                                  on the Bank (or another person appointed by the Bank)
                                  and mailed by the Bank to the person entitled thereto as
                                  provided in such Note and the Indenture; provided,
                                  however, that the holder of U.S. $5,000,000 (or, if the
                                  Specified Currency is other than U.S. dollars, the
                                  equivalent thereof in such Specified Currency) or more
                                  in aggregate principal amount of Certificated Notes
                                  (having identical terms and provisions) will be entitled
                                  to receive payments of interest by wire transfer of
                                  immediately available funds to an account maintained
                                  by the holder within the United States. Following each
                                  Record Date, the Bank will furnish the Company with a list of interest payments to be made on the following
                                  Interest Payment Date for each Certificated Note
                                  and in total for all Certificated Notes. Interest
                                  at maturity or upon redemption or repayment will be
                                  payable to the person to whom the payment of
                                  principal is payable. The Bank will provide monthly
                                  to the Company lists of principal and interest, to
                                  the extent ascertainable, to be paid on
                                  Certificated Notes maturing or to be redeemed in
                                  the next month. The Bank will be responsible for
                                  withholding taxes on interest paid on Certificated
                                  Notes as required by applicable law. If the
                                  Maturity Date or redemption or repayment date of a
                                  Certificated Note is not a Business Day, the
                                  payment due on such day shall be made on the next
                                  succeeding Business Day and no interest shall
                                  accrue on such payment for the period from and
                                  after such Interest Payment Date, Maturity Date or
                                  redemption or repayment date, as the case may be.

Preparation of Pricing            If any order to purchase a Certificated Note is
Supplement:                       accepted by or on behalf of the Company, the
                                  Company will prepare a pricing supplement (a
                                  "Pricing Supplement") reflecting the terms of such
                                  Note and will arrange to file such Pricing
                                  Supplement with the Commission in accordance with
                                  the applicable paragraph of Rule 424 under the
                                  Securities Act and will deliver the number of
                                  copies of such Pricing Supplement to the relevant
                                  Agent as such Agent shall request by the close of
                                  business on the following Business Day. The
                                  relevant Agent will cause such Pricing Supplement
                                  to be delivered to the purchaser of the Note. In
                                  each instance that a Pricing Supplement is
                                  prepared, the Agents receiving such Pricing
                                  Supplement will affix the Pricing Supplement to
                                  Prospectuses prior to their use. Outdated Pricing
                                  Supplements, and the Prospectuses to which they are
                                  attached (other than those retained for files),
                                  will be destroyed.

Settlement:                       The receipt by the Company of immediately available
                                  funds in exchange for an authenticated Certificated
                                  Note delivered to the relevant Agent and such
                                  Agent's delivery of such Note against receipt of
                                  immediately available funds shall constitute
                                  "settlement" with respect to such Note. All offers
                                  accepted by the Company will be settled on or
                                  before the third Business Day next succeeding the
                                  date of acceptance pursuant to the timetable for
                                  settlement set forth below, unless the Company and
                                  the purchaser agree to settlement on another date.

Settlement Procedures:            Settlement Procedures with regard to each
                                  Certificated Note sold by the Company to or through
                                  an Agent shall be as follows:

                                  A. The relevant Agent will advise the Company by facsimile transmission or telephone that such Note is a Certificated Note and of the following settlement information:

                                      1.  Name in which such Note is to be registered
                                          ("Registered Owner").

                                      2.  Address of the Registered Owner and address
                                          for payment of principal and interest.

                                      3.  Taxpayer identification number of the
                                          Registered Owner (if available).

                                      4.  Principal amount.

                                      5.  Maturity Date.

                                      6.  In the case of a Fixed Rate Certificated
                                          Note, the Interest Rate, the applicability
                                          of Annual Interest Payments and whether
                                          such Note is an Amortizing Note and, if so,
                                          the amortization schedule, or, in the case
                                          of a Floating Rate Certificated Note, the
                                          Initial Interest Rate (if known at such
                                          time), Interest Payment Dates, Interest
                                          Payment Period, Calculation Agent, Interest
                                          Rate Basis, Index Maturity, Interest Reset
                                          Period, Interest Reset Dates, Spread or
                                          Spread Multiplier (if any), Minimum
                                          Interest Rate (if any), Maximum Interest
                                          Rate (if any), and the Alternate Rate Event
                                          Spread (if any).

                                      7.  Redemption or repayment provisions, if any.

                                      8.  Settlement date and time.

                                      9.  Price.

                                     10.  Agent's commission, if any, determined as
                                          provided in the Agreement.

                                     11.  Specified Currency

                                     12.  Denominations.

                                     13.  Whether the Note is an Indexed Note, and if
                                          it is an Indexed Note, the Indexed
                                          Currency, the Currency Interest Rate Basis
                                          and the Determination Agent.

                                     14.  Whether the Note is a Dual Currency Note,
                                          and if it is a Dual Currency Note, the Face
                                          Amount Currency, the Optional Payment
                                          Currency, the Designated Exchange Rate, the
                                          Option Election Dates and the Option Value
                                          Calculation Agent.

                                     15.  If applicable, wire transfer instructions,
                                          including name of banking institution where
                                          transfer is to be made and account number.

                                     16.  Whether the Note is a Renewable Note,
                                          and if it is a Renewable Note, the Initial
                                          Maturity Date, the Final Maturity Date, the
                                          Election Dates and the Maturity Extension
                                          Dates.

                                     17.  Whether the Company has the option to
                                          extend the Original Maturity Date of the
                                          Note, and, if so, the Final Maturity Date
                                          of such Note.

                                     18.  Whether the Note is an OID Note, and if it
                                          is an OID Note, the total amount of OID,
                                          the yield to maturity, the initial accrual
                                          period OID and the applicability of
                                          Modified Payment upon Acceleration (and, if
                                          so, the Issue Price).

                                     19.  Any other applicable terms.

                                  B.  The Company will advise the Bank by
                                      telephone or electronic transmission
                                      (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                                  C. The Company will have delivered to the Bank a pre-printed fourply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the
                                      Bank:

                                      1.  Note with customer confirmation.

                                      2.  Stub One - For the Bank.

                                      3.  Stub Two - For the relevant Agent.

                                      4.  Stub Three - For the Company.

                                  D.  The Bank will complete such Note and
                                      authenticate such Note and deliver it (with the
                                      confirmation) and Stubs One and Two to the
                                      relevant Agent, and such Agent will acknowledge
                                      receipt of the Note by stamping or otherwise
                                      marking Stub One and returning it to the Bank.
                                      Such delivery will be made only against such
                                      acknowledgment of receipt and evidence that
                                      instructions have been given by such Agent for
                                      payment to the U.S. dollar account of the
                                      Company maintained at the Bank, New York, New
                                      York (or, with respect to Notes payable in a
                                      Specified Currency other than U.S. dollars, to
                                      an account maintained at a bank selected by the
                                      Company which bank shall be located outside the
                                      United Kingdom in the case of Notes payable in
                                      a Specified Currency other than pounds sterling
                                      that mature not later than five years from and
                                      including the date of issue thereof) in funds
                                      available for immediate use, of an amount equal
                                      to the price of such Note less such Agent's
                                      commission, if any. In the event that the
                                      instructions given by such Agent for payment to
                                      the account of the Company are revoked, the
                                      Company will as promptly as possible wire
                                      transfer to the account of such Agent an amount
                                      of immediately available funds equal to the
                                      amount of such payment made.

                                  E.  Unless the relevant Agent purchased such Note
                                      as principal, such Agent will deliver such Note
                                      (with confirmation) to the customer against
                                      payment in immediately available funds. Such
                                      Agent will obtain the acknowledgment of receipt
                                      of such Note by retaining Stub Two.

                                  F.  The Bank will send Stub Three to the Company by
                                      first-class mail. Periodically, the Bank will
                                      also send to the Company a statement setting
                                      forth the principal amount of the Notes
                                      Outstanding as of that date under the Indenture
                                      and setting forth a brief description of any
                                      sales of which the Company has advised the Bank
                                      but which have not yet been settled.

Settlement Procedures             For sales by the Company of Procedures Certificated
Timetable:                        Notes to or through an Agent, Settlement Procedures
                                  "A" through "F" set forth above shall be completed on
                                  or before the respective times (New York City time) set
                                  forth below:

                                  Settlement
                                  Procedure
                                  ----------
                                  A      2:00 P.M. on day before settlement date
                                  B      3:00 P.M. on day before settlement date
                                  C-D    2:15 P.M. on settlement date
                                  E      3:00 P.M. on settlement date
                                  F      5:00 P.M. on settlement date

Failure to Settle:                If a purchaser fails to accept delivery of and make
                                  payment for any Certificated Note, the relevant Agent
                                  will notify the Company and the Bank by telephone and
                                  return such Note to the Bank. Upon receipt of such
                                  notice, the Company will immediately wire transfer to
                                  the account of such Agent an amount equal to the
                                  amount previously credited thereto in respect of such
                                  Note. Such wire transfer will be made on the settlement
                                  date, if possible, and in any event not later than the
                                  Business Day following the settlement date. If the
                                  failure shall have occurred for any reason other than a
                                  default by such Agent in the performance of its
                                  obligations hereunder and under the Distribution
                                  Agreement with the Company, then the Company will
                                  reimburse such Agent or the Bank, as appropriate, on an
                                  equitable basis for its loss of the use of the funds during the period when they were credited to the account of the
                                  Company. Immediately upon receipt of the Certificated
                                  Note in respect of which such failure occurred, the Bank
                                  will mark such Note "cancelled," make appropriate
                                  entries in the Bank's records and send such Note to the
                                  Company.

Bank Not to Risk Funds:           Nothing herein shall be deemed to require the Bank to
                                  risk or expend its own funds in connection with any
                                  payments to the Company, the Agents, DTC or any
                                  holders of Notes, it being understood by all parties that
                                  payments made by the Bank to the Company, the
                                  Agents, DTC or any holders of Notes shall be made
                                  only to the extent that funds are provided to the Bank
                                  for such purpose.





                                                                     EXHIBIT C

                              [Letterhead of Purchaser]


                                                                 _______, 199_


Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

               This letter sets forth the terms and conditions upon which [name of Purchaser] (the "Purchaser") proposes to purchase as principal from Donaldson, Lufkin & Jenrette, Inc. (the "Company") the Medium-Term Notes (the "Purchased Securities") of the Company described in Schedule I hereto and in the Company's Prospectus dated March 12, 1999, as supplemented by the Prospectus Supplement dated April 15, 1999 and Pricing Supplement No. [insert number] relating to the Purchased Securities (collectively, the "Prospectus").

               The Company acknowledges that it has entered into a Distribution Agreement, dated April 15, 1999 (the "Distribution Agreement"), with Donaldson, Lufkin & Jenrette Securities Corporation, (the "Agent", and together with any additional agents appointed from time to time pursuant to
Section 13 thereof, the "Agents") providing for the sale of its Medium-Term Notes due nine months or more from date of issue to or through the Agents acting as principal or agent. The Company represents and warrants to the Purchaser that the representations and warranties of the Company made in the Distribution Agreement are true and correct as though made on and as of the date hereof and will be true and correct on and as of the Time of Delivery; provided, however, that the following terms have the meanings indicated: (i) "Agent" means the Purchaser; (ii) "this Agreement" means this letter and (iii) "Notes" means the Purchased Securities.

               The Company and the Purchaser further agree that the following provisions of the Distribution Agreement shall be incorporated by reference into and made a part of this letter with respect to the Purchased Securities, as if the Purchaser were an Agent purchasing Notes as principal pursuant to a Terms Agreement and this letter were a Terms Agreement (and the Purchaser were the Agent signatory thereto): (i) Section 4, for so long as the Purchaser shall be required to deliver a prospectus in connection with the Purchased Securities; (ii) Section 5; (iii) Section 6; and (iv) Section 7.

               Terms used herein without definition have the meanings specified in the Distribution Agreement.

                           Very truly yours,

                           [NAME OF PURCHASER]



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


Agreed and accepted.

DONALDSON, LUFKIN & JENRETTE, INC.



By
  ---------------------------------
  Name:
  Title:



                                      Schedule I



Designation:

Principal Amount:

Issue Price:

Original Issue Date:

Interest rate and
other provisions:          As described in the Prospectus

Purchase Price:

Time of Delivery:

Place of Delivery:

Manner of payment          As described in the Administrative
and delivery:              Procedures relating to [Book-Entry]
                           [Certificated] Notes or as otherwise agreed by the parties

Other Terms: